Exhibit 99.1

ProMIS Neurosciences Announces Up to $122.7 Million Private Placement Financing

$30.3 million financing upfront with up to an additional $92.4 million tied to exercise of warrants, with certain of the warrants subject to shareholder approval

Fundraise supports development of novel antibody PMN310 for Alzheimer’s Disease patients

Proceeds expected to support Company beyond 6 month and 12 month data from the PMN310 Phase Ib study in Alzheimer’s patients

TORONTO, Ontario and CAMBRIDGE, Massachusetts – July 26, 2024 – ProMIS Neurosciences Inc. (Nasdaq: PMN) (“ProMIS” or the “Company”), a biotechnology company focused on the generation and development of antibody therapeutics targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA), today announced that it has entered into a unit purchase agreement with certain new and existing institutional and accredited investors to issue and sell an aggregate of $30.3 million of (a) common share units (the “Common Share Units”), with each Common Share Unit consisting of (i) one Common Share, without par value (a “Common Share”), (ii) one Tranche A Common Share purchase warrant to purchase one Common Share, (iii) one Tranche B Common Share purchase warrant to purchase one Common Share and (iv) one Tranche C Common Share purchase warrant to purchase one Common Share (each, a “Warrant”, collectively, the “Warrants”) and, for certain investors, (b) pre-funded units (the “Pre-Funded Units”, and together with the Common Share Units, the “Units”), with each Pre-Funded Unit consisting of (i) one Pre-Funded Warrant to purchase one Common Share, (ii) one Tranche A Common Share purchase warrant to purchase one Common Share, (iii) one Tranche B Common Share purchase warrant to purchase one Common Share and (iv) one Tranche C Common Share purchase warrant to purchase one Common Share. The Common Share Units were sold at a price of $2.15 per Unit and the Pre-Funded Units were sold at a price of $2.14 per Unit through a private investment in public equity (“PIPE”) financing.

The Pre-Funded Warrants have an exercise price of $0.01 per Warrant Share, are immediately exercisable and will expire when exercised in full. The Tranche A Common Share purchase warrants have an exercise price of $2.02, are exercisable immediately upon Shareholder Approval (as defined below) and will expire upon the earlier of (i) 18 months or (ii) within 60 days of the public announcement via press release or the filing of a Current Report on Form 8-K of 6-month data from the cohorts treated with single ascending doses of PMN310. The Tranche B Common Share purchase warrants have an exercise price of $2.02, are exercisable immediately upon Shareholder Approval (as defined below) and will expire upon the earlier of (i) 30 months or (ii) within 60 days of the public announcement via press release or the filing of a Current Report on Form 8-K of 12-month data from the cohorts treated with single ascending doses of PMN310. The Tranche C Common Share purchase warrants have an exercise price of $2.50, are immediately exercisable and will expire July 31, 2029. Pursuant to Nasdaq Listing Rule 5635(d), the exercise of the Tranche A and Tranche B Common Share purchase warrants is subject to shareholder approval (the “Shareholder Approval”).

The PIPE financing included participation from new and existing healthcare specialist investors such as Great Point Partners, LLC, Armistice Capital, Ally Bridge Group, Sphera Healthcare, and other institutional and individual accredited investors.

ProMIS anticipates the gross proceeds from the PIPE financing to be $30.3 million, before deducting fees to the placement agents and other offering expenses payable by the Company, and up to an additional $92.4 million in gross proceeds if the Warrants are fully exercised for cash, subject to Shareholder Approval of certain of the Warrants. The financing is expected to close on July 31, 2024, subject to customary closing conditions.

Guggenheim Securities, LLC acted as lead placement agent and Ceros Financial Services, Inc. and Leede Financial Inc. acted as placement agents in the PIPE financing.

Proceeds from the PIPE financing are expected to be used to advance the clinical development of PMN310, ProMIS’ lead therapeutic candidate, as well as for working capital and other general corporate expenses.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. ProMIS Neurosciences has agreed to file a registration statement with the SEC registering the resale of the Common Shares and the Common Shares issuable upon the exercise of the Warrants issued in the PIPE financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or other jurisdiction.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences Inc. is a clinical stage biotechnology company focused on generating and developing antibody therapeutics selectively targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA). The Company’s proprietary target discovery engine applies a thermodynamic, computational discovery platform - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and MSA. ProMIS has offices in Cambridge, Massachusetts and Toronto, Ontario.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, ”forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “excited to”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, ”is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the expected timing for the closing of the PIPE financing, the ability to obtain shareholder approval for the exercise of the Tranche A and B warrants and the anticipated use of proceeds from the PIPE financing. Statements containing forward-looking information are not historical facts but instead represent management’s current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company’s most recently filed annual information form available on www.SEDAR.com, in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission, and subsequent quarterly reports. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Please submit media inquiries to info@promisneurosciences.com.

For Investor Relations, please contact:
Stern Investor Relations
Anne Marie Field, Managing Director
annemarie.fields@sternir.com
Tel. 212-362-1200